UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2025
NOVELIS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3550 Peachtree Road NE, Suite 1100
Atlanta, Georgia 30326
(Address of Principal Executive Offices)
(404) 760-4000
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2025, Cary Chenanda, Executive Vice President and President of Novelis North America, separated from Novelis Inc. (the “Company”). Mr. Chenanda is entitled to receive compensation and benefits consistent with a qualifying termination pursuant to his Offer Letter, which has been filed as an exhibit to the Company’s most recent Annual Report on Form 10-K (as amended, the “Annual Report”) and material terms of which are described therein. Mr. Chenanda is also a participant in the Company’s Executive Severance Plan (the “Plan”) and is entitled to the compensation and benefits consistent with a qualified termination under the Plan, which is also described in and filed as an exhibit to the Annual Report.

Item 8.01 Other Events.

On September 11, 2025, the Company announced that Greg Schlicht was named Executive Vice President and President of Novelis North America, effective immediately. Mr. Schlicht joined Novelis in 2009 as a member of the legal department and, since then, he has occupied various leadership positions at the Company, most recently being the Chief Commercial Officer and Vice President of Commercial for Novelis North America, where he led all aspects of sales for the region.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: September 11, 2025	By:	/s/ Christopher Courts
Name: Christopher Courts
Title: Executive Vice President and Chief Legal Officer